Exhibit 24

SPECIAL POWER OF ATTORNEY AND REVOCATION OF

SPECIAL POWER OF ATTORNEY

 The undersigned is an officer and/or director of

Reliance Steel & Aluminum Co., a California corporation

(Reliance), and hereby constitutes and appoints each

of William A. Smith II, Vice President, General Counsel

and Corporate Secretary of Reliance, and Tricia

Emmerman, Corporate Counsel of Reliance, or either of

them, to act severally as attorney-in-fact and agent,

with power of substitution and resubstitution for each

of them in any and all capacities to:

(1) prepare, execute in the undersigneds name and

on the undersigneds behalf, and submit to the U.S.

Securities and Exchange Commission (the SEC) a Form

ID, including amendments thereto, and any other

documents necessary or appropriate to obtain codes and

passwords enabling the undersigned to make electronic

filings with the SEC of reports required by Section

16(a) of the Securities Exchange Act of 1934

(the Act) or any rule or regulation of the SEC;

(2) prepare and execute any Form 3, 4 or 5 or any

similar report, or any amendment thereof, for and on

behalf of the undersigned, to report the undersigneds

beneficial ownership of Reliance securities or any

changes in such beneficial ownership of Reliance

securities and to timely file any such report or

amendment with the SEC and the New York Stock Exchange

or any other appropriate regulatory agency, and the

undersigned hereby ratifies and confirms all that said

attorneys-in-fact, or substitute or substitutes, may do

or cause to be done by virtue of this Special Power of

Attorney; and

(3) take any other action of any type whatsoever

in connection with the foregoing which, in the opinion

of such attorney-in-fact, may be of benefit to, in the

best interest of, or legally required by, the

undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the

undersigned pursuant to this Special Power of Attorney

shall be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve in such

attorney-in-facts discretion.

 The undersigned acknowledges that the foregoing

attorneys-in-fact, in serving in such capacity at the

request of the undersigned, are not assuming, nor is

Reliance assuming, any of the undersigneds

responsibilities to comply with Section 16 of the Act.

 This Special Power of Attorney shall remain in

full force and effect until the undersigned is no longer

required to file Forms 3, 4, and 5 with respect to the

undersigneds holdings of and transactions in securities

issued by Reliance, unless earlier revoked by the

undersigned in a signed writing delivered to the

foregoing attorneys-in-fact.

 The undersigned hereby revokes, cancels and

makes void any and all prior Special Power(s) of

Attorney executed in connection with the foregoing

subject matter. Nothing herein shall affect any actions

taken prior to the date hereof by Kay Rustand as an

attorney-in-fact appointed thereby. This revocation

of Special Power of Attorney shall be conclusive for

all purposes, from the date of execution as set forth

below.

 IN WITNESS WHEREOF, the undersigned has executed

this Special Power of Attorney and Revocation of Special

Power of Attorney in California on July 23, 2013.

/s/Karla Lewis

Name: Karla Lewis